Lantax, Ltd. Signs Collateralized Loan Agreement & Term Sheet With SkyWay
Communications Holding Corp. for $24 Million Dollars

Skyway Communications Holding Corp. (SWYC) announced today that Lantax, Ltd., a
Private Investment Group, consisting of four Western European and Northern
African families, signed a collateralized loan agreement & term sheet in the amount of $24 million dollars. The terms of the loan require the collateralization of 25 million restricted shares at a rate of 85% loan to value. The loan matures with all principal due on December 8, 2009, interest payable quarterly commencing on March 9, 2005 at a rate of Prime plus 1%.
Additionally, the loan is based on the attainment of certain operating milestones which follow our organizational and business strategy plans. These plans are not yet finalized and maybe subject to change at any time. Final terms will be released at closing.

A representative of Lantax, Ltd. Dr. Thabo Stephens stated, "We are confident in the technology and the business plan presented by Messieurs Kovar and Hansen.
With anticipated changes in the Company's operations and the proposed funding presented by us we believe that SkyWay will meet its business objectives. We will stand behind SkyWay Communications, with additional funding if necessary, as they enter the security and inflight broadband communication sector."

Brent Kovar, President of Skyway Communications Holding Corp. said, " I am pleased with the progress we have made in securing funding. If we are successful in meeting their milestones and closing this loan, we should have enough funding in place to complete our network and move into the next phase of development."

About Lantax, Ltd.

Lantax, Ltd. is a private international venture capital group dedicated to finding and investing in early stage companies that are the most advanced and effective at combating security threats to private, commercial, national and international governments. The heightened threat of terrorism has brought newfound attention to corporate, governmental, and private surveillance systems.
However, few organizations have the capabilities necessary to integrate their surveillance operation into their core IT infrastructure. Rather than becoming a target for start up ventures, Lantax, Ltd. chooses to operate as an anonymous entity, which allows them to seek out developing companies that meet their investment criteria. They desire to invest alongside the management of developmental stage, anti-terrorist security companies, which seem to have the greatest potential to develop into significant economic contributors.

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About SkyWay Communications Holding Corporation

SkyWay Communications Holding Corporation and SkyWay. is a Clearwater, Florida
based company that is developing a unique ground to air in-flight aircraft communication network that it anticipates will facilitate homeland security and in-flight entertainment. SkyWay is focused on bringing to the market a network supporting aircraft-related service including anti-terrorism support, real time in-flight surveillance and monitoring, WIFI access to the Internet, telephone service and enhanced entertainment service for commercial and private aircraft throughout the United States. Based on the final upgrading of a previous airborne telephone and communications network, SkyWay intends to provide broadband connectivity between the ground and in-flight aircraft throughout the
U.S. using technology that provides a broadband high-speed data transmission.
SkyWay intends to be the communications solution for commercial and private aircraft owners wanting real time access to on-board security systems, aircraft health and welfare monitoring, avionics operations and for passengers wanting real time high-speed access to the Internet. The network will enable applications that can personalize the in-flight entertainment experience, provide real time access to flight management avionics with long-term data storage and also support for ground monitoring of in-flight surveillance systems that are being designed with the goal of enhancing current airline security standards.

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.
Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of the
Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

For more information regarding SkyWay Communications Holding Corp. please contact:

Steve Klein, Investor Relations (727) 535-8211 x 2480 OR
www.skywayaircraftsecurity.com for additional information

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